UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

PINNACLE FINANCIAL PARTNERS, INC.

(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2015, Pinnacle Financial Partners, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pinnacle Bank, the wholly-owned Tennessee state chartered bank subsidiary of the Company (“Pinnacle Bank”), and CapitalMark Bank & Trust, a Tennessee state chartered bank (“CapitalMark”), pursuant to which CapitalMark will merge with and into Pinnacle Bank, with Pinnacle Bank as the surviving corporation (the “Merger”). The separate existence of CapitalMark shall cease to exist upon the effectiveness of the Merger.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each holder of CapitalMark common stock issued and outstanding, subject to certain exceptions, will have the right to elect to receive either 0.50 shares of the Company’s common stock (the “Exchange Ratio”) or an amount in cash equal to the value of 0.50 shares of the Company’s common stock (based on the 10-day average closing price prior to the closing date of the Merger) or a combination of stock and cash for each share of CapitalMark common stock owned by them at the effective time of the Merger; provided, however, that the aggregate amount of stock and cash issued to CapitalMark shareholders shall equal 90% and 10%, respectively, of the total merger consideration. As of the date of the Merger Agreement, CapitalMark had 7,347,200 shares issued and outstanding and 1,725,007 outstanding stock options. In connection with the Merger, the Company or Pinnacle Bank intends to redeem the approximately $18.2 million of preferred stock CapitalMark has issued to the U.S. Treasury pursuant to the Small Business Lending Fund.

Cash will be paid in lieu of any fractional shares based on the average closing price of the Company’s common stock for the ten(10) trading days ending on the business day immediately preceding the closing date of the Merger. Additionally, any outstanding options to purchase shares of common stock of CapitalMark shall be assumed by the Company and converted into the right to purchase that number shares of common stock of the Company as shall equal the product of (i) the number of shares of CapitalMark common stock for which the option may be exercised and (ii) the Exchange Ratio, with the exercise price of the option equal to the quotient of (A) the exercise price of the option divided by (B) the Exchange Ratio.

The Company will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) which will include a proxy statement delivered by the board of directors of CapitalMark seeking approval of the Merger from the holders of CapitalMark’s common stock, with respect to the issuance of the Company’s common stock in connection with the acquisition.

The Merger Agreement contains customary representations and warranties and covenants by the Company and Pinnacle Bank and by CapitalMark. CapitalMark has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to a “fiduciary-out” exception, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The proposed Merger is subject to customary closing conditions, including obtaining approvals from applicable federal and state banking regulators and CapitalMark’s shareholders. Additionally, the Merger Agreement contains certain termination rights that may require CapitalMark to pay the Company a termination fee of $8.2 million under certain specified circumstances, including if CapitalMark terminates the Merger Agreement to enter into a definitive agreement for a transaction that its board of directors has determined is superior to the Merger.

In connection with the Merger Agreement, the directors and executive officers of CapitalMark have entered into agreements to vote their shares of CapitalMark common stock in favor of the Merger. The Company and Pinnacle Bank have also entered into employment or change in control agreements with certain of the executive officers of CapitalMark that will become effective as of the effective time of the Merger.

The preceding summary of certain provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Pinnacle Bank or CapitalMark. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Pinnacle Bank or CapitalMark or any of the Company’s subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file a registration statement on Form S-4 with the SEC to register the shares of the Company’s common stock that will be issued to CapitalMark’s shareholders in connection with the Merger. The registration statement will include a proxy statement/prospectus (that will be delivered to CapitalMark’s shareholders in connection with their required approval of the Merger) and other relevant materials in connection with the Merger.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CAPITALMARK AND THE MERGER.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or CapitalMark, 801 Broad St., Chattanooga, TN 37402, Attention: Investor Relations (423) 386-2828.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to the Company of the proposed Merger, the Company’s future financial and operating results (including the anticipated impact of the Merger on the Company’s earnings and tangible book value) and the Company’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of CapitalMark’s shareholders to approve the Merger, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability to obtain required governmental approvals of the proposed terms of the Merger, (8) reputational risk and the reaction of the parties’ customers to the Merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of CapitalMark’s operations with the Company’s will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger and (13) general competitive, economic, politics of and market conditions. Additional factors which could affect the forward looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. The Company and CapitalMark disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Item 7.01 Regulation FD Disclosure

On April 7, 2015, the Company issued a joint press release with CapitalMark announcing that the parties had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Also on April 8, 2015, the Company’s senior management held a conference call at 9:00 a.m. Central Daylight Time and utilized an investor presentation to discuss the Merger, a copy of which is furnished as Exhibit 99.2 hereto. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Pinnacle Financial Partners, Inc., Pinnacle Bank and CapitalMark Bank & Trust (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated April 7, 2015.

99.2	Pinnacle Financial Partners, Inc. Investor Presentation dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date: April 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Pinnacle Financial Partners, Inc., Pinnacle Bank and CapitalMark Bank & Trust (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request).

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated April 7, 2015.

99.2	Pinnacle Financial Partners, Inc. Investor Presentation dated April 8, 2015.